UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to

SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): November 9, 2006

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	000-29829	91-1815009
(State or other jurisdiction	(SEC File Number)	(IRS Employer
of incorporation or organization)	Identification No.)

1101 S. Boone Street

Aberdeen, Washington 98520-5244

(360) 533-8870

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In a current report on Form 8-K dated October 6, 2006, Pacific Financial Corporation (the “Company”) furnished financial information pursuant to Regulation FD indicating that net income for the nine months ended September 30, 2006, was $5,243,000, an 18% increase compared to $4,447,000 for the nine month period ended September 30, 2005. Due to recent adverse developments in the security for a loan made by the Company’s banking subsidiary, Bank of the Pacific (the “Bank”), the Company now believes that it is appropriate to record a provision for credit losses in the third quarter in an amount that it estimates will be $550,000. The increase in the provision for credit losses will decrease the Company’s reported net income for the nine month period ended September 30, 2006, by approximately $365,000, to $4,878,000, in addition to having other effects on the Company’s reported financial results. The reduced net income for the period reflects a 9.7% increase compared to the same period of 2005.

The increase in the provision for credit losses arises out of the Company’s recent discovery that accounts receivable securing a line of credit extended by the Bank were significantly overstated by the Bank’s customer and certain funds intended as security for the loan had been diverted from the Bank. The Company is in the process of evaluating the effects of its discovery and is not able to make a final determination until it has completed its review and afforded its independent accountants and audit committee an opportunity to consider its findings. The Company expects to resolve the issue and file its financial results with its quarterly report on Form 10-Q no later than November 14, 2006.

This report includes forward-looking statements that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of management, and on information currently available to them. Forward-looking statements include our current estimate of the provision for loan loss for the third quarter of 2006, and other similar statements. Such statements are subject to risks and uncertainties, including the risk that there may be further adverse developments with respect to matters being considered by the Company. The Company’s management believes the forward-looking statements in this report are reasonable; however, you should not place undue reliance on them. Many of the factors that will determine results are beyond the control of the Company and its management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: November 13, 2006	By:	/s/ Denise Portmann
Chief Financial Officer

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